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                                                                     Exhibit 5.1
                                                                     -----------

                  [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]


                                August 20, 1996

       Gensia, Inc.
       9360 Towne Centre Dr.
       San Diego, California  92121

       Gentlemen:

                 With reference to the Registration Statement on Form S-8 to be filed by Gensia, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 100,000 shares of the Company's Common Stock issuable pursuant to the Company's Amended and Restated Employee Stock Purchase Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                      Very truly yours,

                                      /s/ Pillsbury Madison & Sutro LLP